Exhibit 99.1

Joint Filer Information

Name of Joint Filer:	Forum Investors III LLC

Address of Joint Filer:	c/o Forum Merger III Corporation
1615 South Congress Avenue, Suite 103
Delray Beach, Florida 33445

Relationship of Joint Filer to Issuer:	10% Owner, Director

Issuer Name and Ticker or Trading Symbol:	Forum Merger III Corporation [FIII]

Date of Event Requiring Statement:
(Month/Day/Year):	08/18/2020

Name of Joint Filer:	Marshall Kiev

Address of Joint Filer:	c/o Forum Merger III Corporation
1615 South Congress Avenue, Suite 103
Delray Beach, Florida 33445

Relationship of Joint Filer to Issuer:	10% Owner, Director, Officer

Issuer Name and Ticker or Trading Symbol:	Forum Merger III Corporation [FIII]

Date of Event Requiring Statement:
(Month/Day/Year):	08/18/2020

Name of Joint Filer:	David Boris

Address of Joint Filer:	c/o Forum Merger III Corporation
1615 South Congress Avenue, Suite 103
Delray Beach, Florida 33445

Relationship of Joint Filer to Issuer:	10% Owner, Director, Officer

Issuer Name and Ticker or Trading Symbol:	Forum Merger III Corporation [FIII]

Date of Event Requiring Statement:
(Month/Day/Year):	08/18/2020